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                                                                  EXHIBIT 10.14

             PENNZOIL-QUAKER STATE COMPANY EXECUTIVE SEVERANCE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 4, 2001)


I.       PURPOSES OF PLAN AND DEFINITIONS

     1.1 Purposes. This Pennzoil-Quaker State Company Executive Severance Plan, as amended and restated effective October 4, 2001 (the "Plan"), for selected senior management employees is intended to provide greater incentives to attain and maintain the high standards of performance, to retain executives of outstanding competence and ability, to reward such executives for outstanding performance and to provide protection for loss of salary in the event of certain changes in control of the Company.

     1.2 Definitions.

          (a) "Beneficial Owner" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Change in Control" has the meaning set forth in Section 4.2.

          (d) "Company" means Pennzoil-Quaker State Company or any successor.

          (e) "Compensation Committee" means the Compensation Committee of the Board.

          (f) "Good Reason" means the Company's failure to (i) maintain a Participant's total compensation package at a level competitive with comparative Company practices; or (ii) maintain a Participant's employment without materially changing the Participant's duties and responsibilities as they exist as of the Effective Date of a Change in Control and such failure is not cured by the Company within ten days after the Participant's written notice to the Company of such failure to comply.

          (g) "Effective Date of a Change in Control" has the meaning set forth in Section 4.3.

          (h) "Employee" means any employee of the Company or any Subsidiary (whether or not he is also a director thereof), who is compensated for employment of the Company or any Subsidiary by a regular salary and who is considered by the Compensation Committee to be a senior management employee.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (j) "Participant" means an Employee who has been selected by the Compensation Committee to participate in the Plan.

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          (k) "Person" has the meaning given in Section 3(a)(9) of the Exchange
     Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (l) "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or any affiliated company which is controlled by the Company by reason of a management contract and stock ownership.

II.      ADMINISTRATION OF THE PLAN - COMPENSATION COMMITTEE

     2.1 Interpretations. The Compensation Committee shall have full power and authority to interpret, construe and administer this Plan.

     2.2 Compensation Committee Determinations Conclusive. All determinations by the Compensation Committee as to which Employees shall be offered the opportunity to participate herein shall be final, binding and conclusive upon all persons. The interpretation adopted by the Compensation Committee with respect to any provision of the Plan and the effect thereof shall be final, binding and conclusive upon all persons.

III.     ELIGIBILITY OF EMPLOYEES

     3.1 Eligibility Requirements. The Compensation Committee shall in its sole discretion from time to time designate those Employees who are to participate herein. The foregoing notwithstanding, subject to Section 3.3, an Employee who is a Participant immediately preceding the effective date of this amendment and restatement of the Plan shall continue to be a Participant in this Plan as of such effective date.

     3.2 Notification of Participation. Each Employee who is denominated a Participant herein by the Compensation Committee shall be provided a participation certification, in the form attached hereto as Exhibit A, specifying that the Employee is a Participant in this Plan together with a copy of the Plan.

     3.3 Termination of Participation. An Employee's status as a Participant shall terminate at such time as may be determined by the Compensation Committee; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a Change in Control, such Participant's coverage by this Plan may not be terminated without the consent of the Participant within three years of the Effective Date of such Change in Control.

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IV.      EXECUTIVE SEVERANCE BENEFITS

     4.1 Cash Severance Payment. In the event of the termination of a Participant's employment with the Company and any Subsidiary within three years following the Effective Date of a Change in Control (i) by the Company or Subsidiary for any reason other than cause (as defined in Section 4.4) or (ii) by the Participant for Good Reason, the Company shall pay to such a Participant, not later than 90 days following the date of his termination of employment, an amount in cash equal to the product of "A" multiplied by "B", where:

          "A" is equal to three times the sum of (1) the Participant's annual salary (at a rate equal to the higher of (a) the rate of salary in effect on the date immediately prior to the Effective Date of a Change in Control or (b) the annual rate of salary in effect on the date of termination of employment) and (2) the Participant's highest target annual bonus during the 12 months preceding his termination of employment; and

          "B" is equal to a fraction (not to exceed one), the numerator of which is the number of days between the date of the Participant's termination of employment and the date the Participant will attain age 65 and the denominator of which is 1095.

     4.2 Change in Control of the Company. For purposes of this Plan, a "Change in Control" of the Company shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the

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     securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
     (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     4.3 Effective Date of a Change in Control. The "Effective Date of a Change in Control" shall be:

          (a) the first date that the direct or indirect ownership of 35% or more combined voting power of the Company's outstanding securities results in a Change in Control as described in Section 4.2(a); or

          (b) the date of the election of directors that results in a Change in Control as described in Section 4.2(b); or

          (c) the date of the merger or consideration that results in a Change in Control as described in Section 4.2(c); or

          (d) the date of stockholder approval that results in a Change in Control as described in Section 4.2(d).

     4.4 Termination for Cause. For purposes of this Plan, a termination of employment for cause shall be considered to have occurred only as specifically described in this Section 4.4 and shall include termination of employment only if termination of the Participant's employment is as a result of an act or acts of dishonesty on the part of the Participant constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company.

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     4.5 Medical Benefits Continuation. Any Participant entitled to a Severance
Benefit under this Article IV of the Plan shall be entitled to receive for the 12 months following his termination of employment continued coverage under the Company's medical benefits plan in which the Participant is participating as of the Effective Date of a Change in Control at a rate no less favorable than that in effect on such Effective Date of a Change in Control.

V.       RIGHTS OF PARTICIPANTS

     5.1 Limitation of Rights. Nothing in this Plan shall be construed to:

          (a) give any Employee of the Company or a Subsidiary any right to participate in this Plan; or

          (b) limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment with the Company or any Subsidiary at any time; or

          (c) give a Participant or any spouse of a deceased Participant any interest in any fund or any specific asset or assets of the Company or any Subsidiary; or

          (d) be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ a participant in any particular position or at any particular rate of remuneration.

     5.2 Non-alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

     5.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant shall have any right or interest in the Plan, or any benefits hereunder unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

VI.      MISCELLANEOUS

     6.1 Amendment or Termination of the Plan. The Board may amend or terminate this Plan at any time; provided, however, that the terms of the Plan as in effect as of the Effective Date of a Change in Control may not be changed in a manner which would adversely affect the rights of any Employee who, as of the date immediately prior to such Effective Date of a Change in Control is a Participant in the Plan.

     6.2 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.


                                                PENNZOIL-QUAKER STATE COMPANY

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                                                                     EXHIBIT A

             PENNZOIL-QUAKER STATE COMPANY EXECUTIVE SEVERANCE PLAN

                           PARTICIPATION CERTIFICATE


         This Participation Certificate given this ___ day of ___________, _____, by Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), to __________________ ("Employee"), with capitalized terms herein having the meaning assigned to such terms in the Pennzoil-Quaker State Company Executive Severance Plan, as amended and restated effective October 4, 2001 (the "Plan"), unless otherwise stated.

          1. The Compensation Committee hereby designates Employee as a Participant in the Plan effective as of --------------------.

          2. Upon Employee's termination of employment following a Change in Control of the Company under the circumstances and subject to the terms and conditions described Article IV of the Plan, Employee will be entitled to the benefits specified in Section 4.1 of the Plan.

          3. Employee's status as a Participant in the Plan may be terminated by action of the Compensation Committee but only after formal written notice to the Employee; provided, however, that Employee's status as a Participant may not be terminated after the Effective Date of a Change in Control until the expiration of three years from such Effective Date of a Change in Control.


                                      Compensation Committee


                                      By:
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